UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2014

Vermillion, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34810	33-0595156
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12117 Bee Caves Road Building Three, Suite 100, Austin, TX  78738

(Address of principal executive offices, including zip code)

512.519.0400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  Resignation of President and Chief Executive Officer

On December 11, 2014, James T. LaFrance resigned from the position of President and Chief Executive Officer of Vermillion, Inc. (the “Company”) effective at the close of business on December 31, 2014.  Mr. LaFrance remains a director and Chairman of the Board of the Company.

(b), (c)Appointment of Valerie B. Palmieri as President and Chief Executive Officer

On December 11, 2014, the Company’s board of directors (the “Board”) appointed the Company’s Chief Operating Officer, Valerie B. Palmieri, as its President and Chief Executive Officer, effective as of January 1, 2015.  Accordingly, effective as of January 1, 2015, Ms. Palmieri will no longer serve as the Company’s Chief Operating Officer.

Prior to joining the Company in October 2014, Ms. Palmieri, age 53, was President, Founder and Managing Member of MOMENTUM Consulting, L.L.C. (“MOMENTUM”) beginning in April 2009. MOMENTUM is a consulting firm focused on esoteric diagnostic services, including clinical, anatomic and molecular pathology.  In 2012, Ms. Palmieri founded LifeCycle Laboratories, LLC, a provider of diagnostic tests for fertility/infertility management, and she served as its Chief Executive Officer from July 2012 to January 2014.  From April 2010 to July 2011, Ms. Palmieri served as President of the U.S. division of DiagnoCure Inc., a provider of diagnostic tests for the detection and management of cancer.  From 2003 to 2009, Ms. Palmieri served as National Vice President of Anatomic Pathology Operations with Laboratory Corporation of America, a company that commercializes new diagnostic technologies.

There are no family relationships between Ms. Palmieri and any of the Company’s directors or executive officers, and there is no arrangement or understanding between Ms. Palmieri and any other person pursuant to which she was or is to be selected as an officer of the Company.

The Company was party to a Consulting Agreement, dated April 30, 2014, with MOMENTUM (as amended on May 12, 2014 and August 15, 2014, the “Consulting Agreement”). Pursuant to the Consulting Agreement, MOMENTUM has provided laboratory operations and commercialization consulting services to the Company.  Ms. Palmieri is the sole owner of MOMENTUM.  The Consulting Agreement was terminated as of October 23, 2014.  Pursuant to the Consulting Agreement, the Company made payments of $416,842 to MOMENTUM for services provided.  Ms. Palmieri’s interest in the amount paid by the Company to MOMENTUM was approximately $241,000.  In connection with the work performed under the Consulting Agreement, the Company granted Ms. Palmieri 15,000 restricted stock units (“RSUs”) in May 2014 and 10,000 RSUs in October 2014.  Of these RSUs, 15,000 have fully vested and 10,000 have been forfeited.

Other than as described above, Ms. Palmieri does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

Amended and Restated Employment Agreement

The Company and Ms. Palmieri entered into an employment agreement on October 23, 2014 when she was hired to serve as the Company’s Chief Operating Officer. In connection with Ms. Palmieri’s appointment to the position of President and Chief Executive Officer, the Company and Ms. Palmieri entered into an amended and restated employment agreement (the “Employment Agreement”), effective as of January 1, 2015 (the “Effective Date”).  Pursuant to the Employment Agreement, the Company will pay Ms. Palmieri an annual base salary of $375,000. In addition, Ms. Palmieri will be eligible for a bonus of up to fifty percent (50%) of her base salary for achievement of reasonable Company and individual performance-related goals to be defined by the Board (the “Performance Goals”). If Ms. Palmieri is terminated without cause or resigns for good reason (as these terms are defined in the Employment Agreement) and provided that she complies with certain requirements (including signing a standard separation agreement), under the Employment Agreement: (i) she will be entitled to continued payment of her base salary as then in effect for a period of 12 months following the date of termination; (ii) she will be entitled to continued health and dental benefits through COBRA premiums paid by the Company until the earlier of 12 months after termination or the time that she obtains employment with reasonably comparable or greater health and dental benefits and (iii) she will have a 12-month period after her termination of service (as employee, director or consultant) to exercise any and all of her  options that had vested upon termination of employment to purchase

Company common stock (subject to earlier expiration at the end of the option’s original term or Ms. Palmieri’s breach of her Employment Agreement or other agreement with the Company). In addition, if Ms. Palmieri is terminated without cause before she has completed the Performance Goals, she will be paid, on a pro rata basis, a bonus commensurate with the portion of the Performance Goals that have been achieved by the time of such termination.  Finally, the Employment Agreement provides that if Ms. Palmieri’s employment is terminated without cause or for good reason within the 12-month period following a change of control (as such term is defined in the Employment Agreement), then, in addition to the severance obligations due to Ms. Palmieri as described above, 100% of any then-unvested options to purchase Company common stock previously granted by the Company will vest upon the date of such termination (subject to earlier expiration at the end of the option’s original term).

Under the Employment Agreement, Ms. Palmieri is entitled to continue to own and oversee MOMENTUM.  While Ms. Palmieri has transitioned operational and administrative matters to other individuals, Ms. Palmieri is entitled to advise MOMENTUM on occasional questions that involve her unique knowledge and experience, provided that such advice does not interfere with her services to the Company.

The Employment Agreement provides that on or as soon as administratively practicable after the Effective Date, the Company will grant Ms. Palmieri options to purchase 400,000 shares of Company common stock with a per share exercise price equal to the closing price of a share of Company common stock on the date of grant.  These options will vest in 48 monthly installments, subject to Ms. Palmieri’s continued employment with the Company.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed herewith as Exhibit 99.1 and incorporated herein by reference.

(d)Election of Directors

On December 11, 2014, the Board elected Veronica G. H. Jordan and David R. Schreiber as directors, filling vacant seats on the Board. Effective January 1, 2015, the Board appointed (a) Ms. Jordan to serve as Chairman of the Compensation Committee and as a member of the Strategy Committee and (b) Mr. Schreiber to serve as a member of the Audit Committee and a member of the Strategy Committee.

As compensation for service on the Board, each of Ms. Jordan and Mr. Schreiber will receive the Company’s standard compensation for non-employee directors.  There is no arrangement or understanding between Ms. Jordan or Mr. Schreiber and any other person pursuant to which she or he was selected as a director of the Company.  Neither Ms. Jordan nor Mr. Schreiber has any family relationship with any of the Company’s directors or executive officers.  Neither Ms. Jordan nor Mr. Schreiber has any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K or Item 5.02(d) of Form 8-K.

(e)Separation Agreement and Release

In connection with his resignation from the position of President and Chief Executive Officer, Mr. LaFrance and the Company entered into a Separation Agreement and Release, dated December 13, 2014 (the “Separation Agreement”).  If Mr. LaFrance does not revoke the release contained in the Separation Agreement:

•

the stock options that were granted to Mr. LaFrance in April 2014 will become vested and exercisable as of December 31, 2014 to the same extent that such options would have become vested and exercisable if Mr. LaFrance had remained in continuous employment through April 23, 2015;

•

unexercised stock options that were granted to Mr. LaFrance in April 2014 and have vested in 2014 (including the options vesting on December 31, 2014) will remain exercisable until the earlier of (a) 30 days after the cessation of Mr. LaFrance’s continuous service with the Company as a director, employee or consultant and (b) the original expiration date of such options;

•

Mr. LaFrance will be eligible to receive an annual bonus for the 2014 fiscal year as determined by the Compensation Committee based on actual Company performance, to be paid no later than March 15, 2015; and

•	Mr. LaFrance will not be eligible for any severance pay or post-termination benefits in connection with his termination of employment with the Company.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement, which is filed herewith as Exhibit 99.2 and incorporated herein by reference.

Item 7.01.  Regulation FD Disclosure.

On December 12, 2014, the Company issued a press release announcing the election of Ms. Jordan and Mr. Schreiber to the Board. A copy of the press release is furnished as Exhibit 99.3 to this report and is incorporated herein by reference.

On December 16, 2014, the Company issued a press release announcing the appointment of Ms. Palmieri as President and Chief Executive Officer. A copy of the press release is furnished as Exhibit 99.4 to this report and is incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

(d)         Exhibit No.Description

99.1Amended and Restated Employment Agreement, effective as of January 1, 2015, by and between Vermillion, Inc. and Valerie Palmieri

99.2Separation Agreement and Release, dated December 13, 2014, by and between Vermillion, Inc. and James T. LaFrance

99.3Press Release issued by Vermillion, Inc. on December 12, 2014

99.4Press Release issued by Vermillion, Inc. on December 16, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vermillion, Inc.
Date: December 17, 2014	By:/s/ Eric J. Schoen
Name: Eric J. Schoen
Title: Vice President, Finance and Chief Accounting Officer